Exhibit 99.1
Rover Reports Second Quarter 2022 Financial Results
●Revenue increased to $43.4 million, up 77% year-over-year
●Gross booking value of $212.8 million, up 59% year-over-year
●Total bookings of 1.4 million, up 35% year-over-year
SEATTLE, August 4, 2022 (GLOBE NEWSWIRE) – Rover Group, Inc. (“Rover” or the “Company”) (NASDAQ: ROVR), the world’s largest online marketplace for pet care, today announced financial results for the quarter ended June 30, 2022.
“We delivered a strong second quarter with revenue and gross bookings value (GBV) growing 77% and 59%, respectively,” said Rover co-founder and CEO, Aaron Easterly. “In particular, we are excited by our expected LTV gains, competitive position, and fast growing international business. Looking ahead, we plan to execute on opportunities to expand our position as the world’s largest online marketplace for pet care judiciously and with the macroeconomic backdrop in mind.”
Second Quarter 2022 Highlights:
●Revenue increased 77% to $43.4 million, compared to $24.5 million in Q2 2021.
●GBV grew 59% to $212.8 million, compared to $134.1 million in Q2 2021.
●Total Bookings increased 35% to 1.4 million, compared to 1.1 million in Q2 2021. New bookings increased 14% to 260,000, compared to 228,000. Repeat bookings increased 40% to 1.2 million, compared to 848,000.
●GAAP net loss and net loss margin was $3.6 million and (8%), compared to a GAAP net loss and net loss margin of $2.8 million and (12%) in Q2 2021.
●Adjusted EBITDA and Adjusted EBITDA Margin was $4.2 million and 10%, compared to $2.5 million and 10% in Q2 2021.
Third Quarter and Updated Full Year 2022 Guidance
Third Quarter 2022
●Revenue
○ Rover anticipates revenue in the range of $46 - $48 million.
●Adjusted EBITDA
○Rover anticipates Adjusted EBITDA in the range of $6 - $8 million.
Full Year 2022
● Revenue

○Rover anticipates revenue in the range of $160 - $166 million, a year-over-year increase of 48% at the midpoint of the projected range.
●Adjusted EBITDA
○Rover anticipates Adjusted EBITDA in the range of $10 - $14 million.
Both the low and high end of revenue guidance continues to assume the full year impact related to Omicron and the recent macroeconomic headwinds, inclusive of elevated cancellation rates and softer new customer demand as aligned with the macro slow downs seen in TSA growth and Google query volume. The high end of guidance differs from the low end by assuming more modest impacts of additional covid waves and no further incremental deterioration in demand due to macroeconomic trends.
The change in the adjusted EBITDA guidance is the result of the reduction in revenue guidance, a shift in the marketing mix to a higher proportion of paid and within that a greater proportion of higher cost marketing channels given the positive payback and ROI of these investments and the choice to invest single digit millions in additional offerings through the coming quarters.
CFO Transition Update
As part of the previously announced CFO succession plan, Charlie Wickers has officially been appointed by the board of directors as Chief Financial Officer, starting September 1, 2022. Ms. Knox has been integral to the transition plan and will serve as an advisor through the end of 2022.
About Rover
Founded in 2011 and based in Seattle, Rover (Nasdaq: ROVR) is the world’s largest online marketplace for pet care. Rover connects pet parents with pet providers who offer overnight services, including boarding and in-home pet sitting, as well as daytime services, including doggy daycare, dog walking, and drop-in visits. To learn more about Rover, please visit https://www.rover.com.
Conference Call and Webcast Information
Rover will host a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss its second quarter 2022 financial results and provide commentary on business performance. The conference call may be accessed by registering at the following link: https://register.vevent.com/register/BI99a58d05ed4347389c3ae9bcbded1551. Once registered, you will be provided with a dial-in and conference ID. This call will contain forward-looking statements and other material information regarding Rover’s financial and operating results.
The live webcast and this earnings press release can be accessed from Rover’s investor relations website at https://investors.rover.com/, along with an Investor Presentation and Non-

GAAP Reconciliation Supplement posted under the “News & Events-Presentations” section of the same website. A webcast replay will be available at the same website address shortly after the conclusion of the live event and will be accessible for at least 90 days.
Available Information
Rover announces material information to the public about the Company, its products and services and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, its website (www.rover.com), and its investor relations website (https://investors.rover.com). Rover uses these channels, as well as social media, including its Twitter account (@RoverDotCom), its LinkedIn account (https://www.linkedin.com/company/roverdotcom/), and its YouTube page (https://www.youtube.com/channel/UCAPW_dKc5hmvDEl8oYnJfdA), to communicate with investors and the public news and developments about Rover and other matters and in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD. Rover encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties. These forward-looking statements include, but are not limited to, Rover’s expectations or predictions of future financial or business performance or conditions, including guidance and projections for the third quarter of 2022 and full year 2022, market share, future growth and expansion opportunities, international expansion, marketing initiatives, statements regarding Rover’s expectations regarding COVID recovery and macroeconomic trends, changes in travel and working behavior, LTV gains, and the impact on Rover’s business and operating results. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. The words “believe,” “may,” “might,” “possible,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” ”should,” “expect,” “target,” “contemplate,” “assume,” “predict,” “project,” “plan,” “potential,” “continue,” “preliminary,” “likely,” “ongoing,” or similar expressions and the negatives of those terms are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and assumptions that may cause actual events, results, or performance to differ materially from those indicated by such statements. Certain of these risks are identified in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rover’s SEC filings, including, but not limited to, Rover’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 21, 2022 and Rover’s subsequent Quarterly Reports on Form 10-Q. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Rover’s other filings with the SEC which are available, free of charge, on the SEC’s website at www.sec.gov. Forward-looking statements are based on then-current expectations, estimates, forecasts, and projections and the beliefs and assumptions of management. Investors are cautioned not to place undue reliance on these statements, and reported results should not be considered as an indication of future performance. If the risks or uncertainties ever materialize or the assumptions prove incorrect, Rover’s results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date they are made. Except as required by law, Rover assumes no obligation and does not intend to update any forward-looking statements or to conform these statements to actual results or changes in Rover’s expectations. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.
The information that can be accessed through hyperlinks or website addresses included herein is deemed not to be incorporated in or part of this press release.
Definitions
●A booking is defined as a single arrangement between a pet parent and pet care provider, which can be for a single night or multiple nights for our overnight services, or for a single walk/day/drop-in or multiple walks/days/drop-ins for our daytime services. New bookings is defined as the total number of first-time bookings that new users, which Rover refers to as pet parents, book on our platform in a period. Repeat bookings are defined as the total number of bookings from pet parents who have had a previous booking on Rover.
●Gross Booking Value, or GBV, represents the dollar value of bookings on our platform during a period, prior to cancellations, and is inclusive of pet care provider earnings, service fees, add-ons, taxes and alterations and is exclusive of tips.
Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, Rover has disclosed in this earnings release and/or our related earnings call, Adjusted EBITDA, Adjusted EBITDA margin, Contribution, Contribution margin, Non-GAAP Operations and Support Expense, Non-GAAP Marketing Expense, Non-GAAP Product Development Expense and Non-GAAP General and Administrative Expense (collectively, the “Non-GAAP Financial Measures”), which are non-GAAP financial measures. Reconciliation of the Non-GAAP Financial Measures to their most directly comparable GAAP measure is contained in tabular form below. We use the Non-GAAP Financial Measures to evaluate the health of our business, measure our operating performance, identify trends, prepare financial forecasts and make strategic decisions.
Adjusted EBITDA is defined as net loss excluding depreciation and amortization, stock-based compensation expense, interest expense, interest income, change in fair value, net, other income (expense), net, income tax expense or benefit, and non-routine items such as restructuring, investment impairment, certain acquisition and merger-related costs and transaction-related expenses. Adjusted EBITDA margin as presented in the reconciliation table below is Adjusted EBITDA for a period divided by revenue for the same period. We calculate Non-GAAP Operations and Support Expense, Non-GAAP Marketing Expense, Non-GAAP Product

Development Expense and Non-GAAP General and Administrative Expense by excluding the non-cash expenses arising from the grant of stock-based awards. These non-GAAP operating expenses are also presented as a percentage of revenue, which is calculated by dividing the specific non-GAAP operating expense for a period by revenue for the same period. We define Contribution as revenue less cost of revenue (exclusive of depreciation and amortization shown separately below), adjusted to exclude amortization of internally developed software. Contribution Margin as presented below is calculated by dividing Contribution for a period by revenue for the same period.

We believe that these Non-GAAP Financial Measures, when taken together with their corresponding comparable U.S. GAAP financial measures, provide meaningful supplemental information regarding our operating performance by excluding certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that may not be indicative of our recurring core business, results of operations, or outlook. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations and those of other companies.
We use the Non-GAAP Financial Measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider the Non-GAAP Financial Measures to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
We believe that both management and investors benefit from referring to these Non-GAAP Financial Measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Non-GAAP Financial Measures also facilitate management’s internal comparisons to our historical performance. We believe these Non-GAAP Financial Measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and in assessing the health of our business and our operating performance and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these Non-GAAP Financial Measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.
The Non-GAAP Financial Measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. Examples of these limitations include:
●these measures do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
●these measures do not reflect changes in, or cash requirements for, our working capital needs;

●Adjusted EBITDA excludes certain restructuring and acquisition and merger-related charges, part of which may be settled in cash;
●some of these measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;
●these measures exclude significant expenses and income that are required by GAAP to be recorded in our financial statements;
●these measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these Non-GAAP Financial Measures; and
●our calculation of these Non-GAAP Financial Measures may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of the Non-GAAP Financial Measures may not be directly comparable to similarly titled measures of other companies.
In order to compensate for these limitations, management presents the Non-GAAP Financial Measures in connection with GAAP results. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view the Non-GAAP Financial Measures in conjunction with their respective related GAAP financial measures. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result such information may be presented differently in our future filings with the SEC.
The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should be considered in addition to, not as substitutes for, or in isolation from, GAAP financial measures such as net income (loss), operating expenses or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.
Our third quarter 2022 and full year 2022 guidance also includes Adjusted EBITDA. Due to the forward-looking nature of these projections, specific quantifications of the amounts that would be required to reconcile such projections to GAAP measures cannot be reasonably calculated or predicted at this time without unreasonable efforts and Rover’s management believes that it is not feasible to provide accurate forecasted non-GAAP reconciliations. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

ROVER GROUP, INC.

Adjusted EBITDA Reconciliation
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2022	**2021**	**2022**	**2021**
Revenue	$ 43,371	$ 24,482	$ 71,195	$ 36,678
Adjusted EBITDA Reconciliation:				
Net loss	$ (3,632)	$ (2,806)	$ (11,778)	$ (13,397)
Add (deduct):				
Depreciation and amortization [(1)]	2,897	3,608	6,325	7,177
Stock-based compensation expense [(2)]	4,834	1,147	9,144	2,148
Interest expense	24	703	42	1,400
Interest income	(658)	(4)	(797)	(8)
Change in fair value, net [(3)]	–	–	(4,579)	–
Other (income) expense, net	532	26	788	77
Income tax (benefit) expense	(227)	(331)	(216)	(317)
Acquisition and merger-related costs [(4)]	410	151	490	1,056
Adjusted EBITDA	$ 4,180	$ 2,494	$ (581)	$ (1,864)
Net loss margin [(5)]	(8%)	(12%)	(17%)	(37%)
Adjusted EBITDA margin [(6)]	10%	10%	(1%)	(5%)

(1) Depreciation and amortization include amortization expense related to capitalized internal use software, which is recognized as cost of revenue (exclusive of depreciation and amortization shown separately) in the consolidated statement of operations.

(2) Stock-based compensation expense includes equity granted to employees as well as non-employee directors.

(3) Change in fair value, net includes the mark-to-market adjustments related to the Warrant liabilities.

(4) Acquisition and merger-related costs include accounting, legal, consulting and travel-related expenses incurred in connection with the merger with Caravel and other business combinations.

(5) Net loss margin is net loss divided by revenue.

(6) Adjusted EBITDA margin is Adjusted EBITDA divided by revenue.

ROVER GROUP, INC.

Other Non-GAAP Financial Measures Reconciliations
(in thousands)
(unaudited)

	Three Months Ended June 30,			
	2022		2021	
	Amount	%	Amount	%
Revenue	$ 43,371	100%	$ 24,482	100%
Less: Cost of revenue (exclusive of depreciation and amortization shown separately)	(10,521)		(6,283)	
Adjusted to exclude the following (as related to Cost of revenue (exclusive of depreciation and amortization shown separately)):				
IDS amortization	1,721		1,759	
Non-GAAP contribution	$ 34,571		$ 19,958	
Non-GAAP contribution margin [(1)]	80%		82%	
Operations and support expense	$ 6,485	15%	$ 3,482	14%
Less: Stock-based compensation expense	(393)	(1%)	(48)	–
Non-GAAP operations and support expense	$ 6,092	14%	$ 3,434	14%
Marketing expense	$ 11,027	25%	$ 4,462	18%
Less: Stock-based compensation expense	(305)	(1%)	(99)	–
Non-GAAP marketing expense	$ 10,722	24%	$ 4,363	18%
Product development expense	$ 6,647	15%	$ 5,086	21%
Less: Stock-based compensation expense	(1,474)	(3%)	(399)	(2%)
Non-GAAP product development expense	$ 5,173	12%	$ 4,687	19%
General and administrative expense	$ 11,477	26%	$ 5,732	23%
Less: Stock-based compensation expense	(2,662)	(6%)	(601)	(2%)
Non-GAAP general and administrative expense	$ 8,815	20%	$ 5,131	21%

	Six Months Ended June 30,			
	2022		2021	
	Amount	%	Amount	%
Revenue	$ 71,195	100%	$ 36,678	100%
Less: Cost of revenue (exclusive of depreciation and amortization shown separately)	(18,369)		(10,459)	
Adjusted to exclude the following (as related to Cost of revenue (exclusive of depreciation and amortization shown separately)):				
IDS amortization	3,453		3,478	
Non-GAAP contribution	$ 56,279		$ 29,697	
Non-GAAP contribution margin [(1)]	79%		81%	
Operations and support expense	$ 11,840	17%	$ 5,715	16%
Less: Stock-based compensation expense	(741)	(1%)	(101)	–
Non-GAAP operations and support expense	$ 11,099	16%	$ 5,614	16%
Marketing expense	$ 18,358	26%	$ 7,128	19%
Less: Stock-based compensation expense	(556)	(1%)	(167)	–
Non-GAAP marketing expense	$ 17,802	25%	$ 6,961	19%
Product development expense	$ 13,280	19%	$ 9,554	26%
Less: Stock-based compensation expense	(2,864)	(4%)	(694)	(2%)
Non-GAAP product development expense	$ 10,416	15%	$ 8,860	24%
General and administrative expense	$ 23,017	32%	$ 12,368	34%
Less: Stock-based compensation expense	(4,983)	(7%)	(1,186)	(3%)
Non-GAAP general and administrative expense	$ 18,034	25%	$ 11,182	31%

(1) Non-GAAP Contribution Margin is calculated by dividing Non-GAAP Contribution for a period by revenue for the same period.

Contacts:

MEDIA
pr@rover.com

Kristin Sandberg
(360) 510-6365

INVESTORS
walter.ruddy@rover.com
Walter Ruddy
(206) 715-2369

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